Exhibit 99.1

Deutsche Bank 2008 Leveraged Finance Conference September 24 - 25, 2008 John M. Ballbach Chairman, President and Chief Executive Officer

Safe Harbor / Non-GAAP Measures Any statements made in this presentation about future operating results or other future events are forward-looking statements under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from such forward-looking statements. A discussion of factors that could cause actual results or events to vary is contained in the Appendix to this presentation and in the SEC filings of VWR International's parent company, VWR Funding, Inc. During this presentation, we will be referring to certain financial measures not prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") including Bank Credit Agreement EBITDA ("BCA EBITDA") as well as net sales and pro-forma net sales for the last twelve months ended June 30, 2008. Reconciliations of these non-GAAP financial measures to net income (loss) and net sales, respectively, are contained in this presentation or in the Appendix to this presentation. 2

Attractive Industry - Promising Growth Prospects Favorable growth characteristics: 4-5% per annum Favorable competitive structure: VWR #2 position globally Highly fragmented industry with substantial room for consolidation Customers increasingly focusing on: Efficient and cost effective procurement Reduced investment Complementary services $27 Billion Global Lab Supply Industry (1) (1): Laboratory Products Association and VWR management estimates 3 Stable & attractive industry characteristics with promising growth prospects

A Leader in the Global Lab Supply Industry About VWR We enable science by supplying the pharmaceutical and bio-pharmaceutical industry with the products, equipment and onsite services they need to advance the world's most critical research; products like chemicals, glassware, furniture, lab supplies and safety products. With over 150 years of experience, no other distributor can match the industry experience, global reach, on-site support and breadth of products of VWR. VWR has over 6,500 employees around the world working to streamline the way researchers across North America, Europe and Asia stock and maintain their labs. Going beyond simply supplying the products, we provide a turnkey solution so companies can focus on core research and discovery. From managing procurement to integrating supply chains, we allow research facilities and labs to run at maximum efficiency. 4

Built through a Series of Successfully- Integrated Acquisitions 1852 Business started by John Taylor in San Francisco 1986 Publicly-traded company; substantial expansion 1995 Acquisition of industrial distribution business of Baxter; doubling revenue 1999 Acquisition of VWR by Merck KGaA; substantial global expansion Acquired by Clayton Dubilier & Rice 2007 Acquired by Madison Dearborn Partners VWR will continue to look at expansion opportunities via acquisitions and geographic expansion 5 (1): Net Sales figures in billions of USD and relate to the results achieved in the full fiscal year shown at left.

VWR Value Proposition Benefits Market Reach - Global Distribution Channel Sales Growth and Cost Containment Focus on Core Competencies Suppliers Customers Product Offering Procurement Solutions Site Services Stockroom Services Technical Services Furniture Production Chemicals Value-Added Services Consumables Chemicals Reagents Equipment Instruments 6 Major Pharmaceutical Biotechnology Chemical Technology Clinical Multi-national Local / Regional Universities Research Institutes Environmental Testing Primary Schools Secondary Schools Benefits Unbiased Product Choice Just-in-Time Procurement Customized Service Offerings Lower Fulfillment Costs Linking global reach to offer unparalleled choice

Balanced/Diversified Product and Customer Mix Approximately 75% of net sales constitute basic consumables to support core activity research Stable and predictable growth Economic resiliency No single customer represents more than 3% of net sales 7 Products (1) Customers (1) Consumables 75% (1): Product and customer data is based on 2007 consolidated net sales.

Positioned for Growth - Global Reach Leader in the global lab supply industry: #1 market share in Europe / Lab Distribution #2 market share in North America / Lab Distribution #1 market share / Science Education Significant growth opportunities: Europe/Eastern Europe (tuck-in acquisitions) Asia Pacific expansion Rest of World (i.e. Japan, Australia, South America) 8 LTM 6-30-08 Net Sales - $3,710.8 (1) (1): Represents the summation of reported consolidated net sales of $1,888.1 million and $1,822.7 million for the six months ended June 30, 2008 and for the period July 1, 2007 to December 31, 2007, respectively, without pro-forma adjustment for acquisitions. ($ in millions)

Recent Acquisition History / Geographic Expansion

April 2005	AGB Scientific Ltd.	Ireland
April 2005	Advanced Instruments, Inc.	Puerto Rico
July 2005	TSL – Technical Service Lab bv	Netherlands
August 2005	Representative Office in Shanghai	China
October 2006	Sino Chemical Company Ltd.	Singapore
October 2006	VWR Lab Products Private Ltd.	India
March 2007	KMF Laborchemie Handels GmbH	Germany
June 2007	Captive Service Center in Coimbatore	India
July 2007	Bie & Berntsen A-S	Denmark
November 2007	Omnilabo International B.V.	Netherlands
April 2008	Jencons (Scientific) Limited	United Kingdom
August 2008	Spektrum-3d Kft	Hungary

Continuing growth through acquisition and geographic expansion

9

VWR

Largest Supplier of Science Education Materials World's largest supplier of science education materials to primary and secondary schools North American market is estimated to be in excess of $600 million Multi-brand and multi-line catalog supplier of a wide range of products including educational supplies, products, specimens, specialized science kits and support products to K-12 and college science education customers, with particular strength in Biology, Chemistry, Physics and Earth Science More than 1,500 suppliers and more than 150,000 customers, primarily in North America 3 distribution centers and more than 45,000 products Extensive Family of Brands Kits Earth Science / Geology Chemistry Elementary Science & Math Lab & Classroom Furniture Biology Forensics Biotechnology Lab Supplies Physics Comprehensive Solutions 10

VWR Financial Performance - Net Sales Consolidated Net Sales (1) 2004-2006 period figures are as previously reported in VWR Funding's filings with the SEC. Figures for the 2007 and LTM June '08 periods reflect pro-forma net sales which include adjustments to consolidated net sales for the acquisitions of KMF Laborchemie Handels GmbH, Bie & Berntsen A-S, Omnilabo International B.V. and Jencons (Scientific) Limited as if these acquisitions were wholly-owned during the applicable 12 month period. Consolidated net sales for 2007 were $3,522.0 million, as reported, which includes $1,699.3 million during the predecessor period (January 1 through June 29, 2007) and $1,822.7 million during the successor period (June 30 through December 31, 2007). Consolidated net sales for the LTM June '08 period were $3,710.8 million, which includes $1,822.7 million during the period July 1 through December 31, 2007 and $1,888.1 million during the period January 1 through June 30, 2008. ($ in millions) 11 4.4% Year Over Year Growth: 3.8% 9.2% 7.6%

VWR Financial Performance - BCA EBITDA Consolidated BCA EBITDA (1) (1) BCA EBITDA for the periods 2004-2006 as calculated per VWR International's April 7, 2004 Credit Agreement (which was terminated as of June 29, 2007). BCA EBITDA for the 2007 and LTM June '08 periods are calculated per VWR Funding's June 29, 2007 Credit Agreement, which is currently in effect. See Appendices A-2 through A-4 for reconciliations of this non-GAAP measure to net income (loss) and for more information. ($ in millions) 13.1% Year Over Year Growth: 13.0% 22.1% BCA EBITDA Margin: 6.4% 6.9% 7.5% 8.4% 8.5% 12 3.8%

VWR's Strategic Advantages Broad Geographic Reach / Scope of Operations Pan-European Supply Network Pure Play Distribution - Offering Unparalleled Flexibility and Choice: Broad product line, offering unbiased choice Private label product line at attractive price points Cost effective procurement and services World's Largest Supplier of Science Education Materials to Primary / Secondary Schools Excellent Acquisition Integration Model: Acquisition growth in fragmented industry Rapid integration capability Demonstrated post acquisition synergies Well positioned for continued growth 13

Appendix

Appendix A-1 Forward-Looking Information Statement All statements included in or made during this presentation other than statements of historical fact may constitute forward-looking statements within the meaning of the federal securities laws. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that the assumptions and expectations will prove to be correct. The following are among the factors that could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements: actions by, and our ability to maintain our relationships with, manufacturers, customers, carriers and other third parties; loss of our key executive officers; our ability to consummate and integrate potential acquisitions; the effect of political and economic conditions, inflation and interest rates worldwide; the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters; increased competition from other companies in our industry and our ability to retain or increase our market shares in the principal geographical areas in which we operate; foreign currency exchange rates; and our ability to generate sufficient funds to meet our debt service obligations, capital expenditure program requirements, ongoing operating costs and working capital needs. Any such forward-looking statements should be considered in light of such important factors and in conjunction with VWR Funding, Inc.'s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008. A-1

Appendix A-2 References to "Bank Credit Agreement EBITDA" or "BCA EBITDA" "Bank Credit Agreement EBITDA" or "BCA EBITDA" as presented in this presentation is a financial performance measure that is or was required to be calculated pursuant to the applicable credit agreement of VWR Funding or VWR International. Under VWR International's previous credit agreement, this non-GAAP measure was required to measure VWR International's compliance with certain covenant ratio tests and to determine the credit spread on certain loans. Under VWR Funding's new credit agreement, this non-GAAP measure is required to determine the credit spread on certain loans and fees. The calculations of this financial measure are similar under each such credit agreement but not identical. "Bank Credit Agreement EBITDA" or "BCA EBITDA" is a non-GAAP financial measure, and should not be considered as an alternative to net income (loss) or any other GAAP measure of performance or liquidity. As specified in this presentation, this non-GAAP measure eliminates the effect of charges primarily associated with financing decisions, tax regulations, capital investments and certain non-cash and extraordinary, unusual or non-recurring items. In addition to the lenders under each applicable credit agreement, management believes that this non-GAAP measure is a key financial metric also used by other members of the investment community to evaluate and measure operating performance. A-2

Appendix A-3

Reconciliations to Net Income (Loss)
Bank Credit Agreement EBITDA 2004-2007 (1)
(US Dollars in Millions)

	Years Ended December 31,			
	2004	2005	2006	2007
Income (loss) before cumulative effect of a change in accounting principle	$44.0	$41.8	$68.7	$ (74.6)
Income tax provision (benefit)	32.9	31.0	44.3	(51.0)
Interest expense, net	69.2	74.3	76.6	225.9
Depreciation and amortization	35.7	33.9	41.4	72.6
Non-cash charges (2)	8.8	13.7	11.7	81.1
Other extraordinary, unusual or non-recurring items (3)	0.4	20.2	1.7	0.5
Adjustments for pro-forma effect of material acquisitions (4)	-	0.8	-	5.1
Merger expenses and management fees (5)	-	-	-	38.6
Bank Credit Agreement EBITDA	$191.0	$215.7	$244.4	$298.2

(1) Bank Credit Agreement EBITDA for the years ended December 31, 2004, 2005 and 2006 was calculated in accordance with VWR International's April 7, 2004 Credit Agreement, which was terminated June 29, 2007 in connection with the acquisition of VWR International's parent company, VWR Funding, Inc., by affiliates of Madison Dearborn Partners, LLC. Bank Credit Agreement EBITDA for the year ended December 31, 2007 is calculated in accordance with VWR Funding, Inc.'s June 29, 2007 Credit Agreement, which was entered into in connection with VWR Funding, Inc.'s acquisition by affiliates of Madison Dearborn Partners, LLC. The results for the "predecessor" period (January 1, 2007 through June 29, 2007) have been combined with the results for the "successor" period (June 30, 2007 through December 31, 2007) for purposes of the above reconciliation for the year ended December 31, 2007.

(2) Non-cash charges include pension, postretirement and post employment benefit expenses, net of cash contributed to the respective plans in that year; amortization of direct response catalog costs for those catalogs with useful lives greater than one year; charges for equity compensation; LIFO adjustments; and currency translation gains or losses attributable to indebtedness.

(3) Other extraordinary, unusual or non-recurring items include charges for severance costs; non-routine inventory reserve adjustments; gains or losses on the sale of businesses, facilities and/or property and equipment; and other extraordinary, unusual or non-recurring gains, losses, charges or credits.

(4) Adjustments for pro-forma effect of material acquisitions are reflected on a pro-forma basis as if the acquisitions of AGB Scientific Ltd. and Advanced Instruments Sales & Service, Inc. occurred on January 1, 2005 and the acquisitions of KMF Laborchemie Handels GmbH and Omnilabo International B.V. occurred on January 1, 2007.

(5) Merger expenses include $36.8 million incurred primarily during the second quarter of 2007 in connection with the acquisition of VWR Funding, Inc. by affiliates of Madison Dearborn Partners, LLC. Management fees relate to fees payable to Madison Dearborn Partners, LLC, Avista Capital Partners, LLC and affiliates during the 2007 successor period and payable to VWR Funding, Inc.'s prior owner during the 2007 predecessor period.

A-3

VWR

Appendix A-4 A-4 Bank Credit Agreement EBITDA for the periods presented is calculated in accordance with VWR Funding, Inc.'s June 29, 2007 Credit Agreement, which was entered into in connection with VWR Funding, Inc.'s acquisition by affiliates of Madison Dearborn Partners, LLC. Non-cash charges include pension, postretirement and post employment benefit expenses, net of cash contributed to the respective plans in that year; amortization of direct response catalog costs for those catalogs with useful lives greater than one year; charges for equity compensation; LIFO adjustments; and currency translation gains or losses attributable to indebtedness. Other extraordinary, unusual or non-recurring items includes charges for cost-reduction actions. Adjustments for pro-forma effect of material acquisitions is reflected on a pro-forma basis as if the acquisitions of Omnilabo International B.V. and Jencons (Scientific) Limited occurred on July 1, 2007. Management fees relate to fees payable to Madison Dearborn Partners, LLC, Avista Capital Partners, LLC and affiliates.